CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 26, 2026, relating to the financial statements and financial highlights of Abraham Fortress Fund, a series of Investment Managers Series Trust II, which are included in Form N-CSR for the year ended June 30, 2026, and to the references to our firm under the headings “Management of the Fund” and “Portfolio Holding Information” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

October 23, 2026